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                                                                 EXHIBIT 10.1(1)

                                AMENDMENT NO. 25

                                       TO

                               THE UPS THRIFT PLAN

      WHEREAS, United Parcel Service of America, Inc. ("UPS"), terminated the UPS Thrift Plan (the "Plan") effective July 25, 2001 and filed a form 5310, Application for Determination for Terminating Plan with the Internal Revenue Service;

      WHEREAS, the Application for Determination requires that the Plan be amended for the Uruguay Round Agreements Act of 1993 ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), and the Taxpayer Relief Act of 1997 ("TRA-97), law changes; and the Community Renewal Act of 2000 ("CRA-00") amendments.

      WHEREAS, the Internal Revenue Service has responded to the Application for Determination and proposed certain Plan amendments that, if adopted, will bring the Plan into compliance with these required legislative changes;

      NOW, THEREFORE, effective as of July 25, 2001 unless otherwise specified in the amendments that follow, the Plan is hereby amended as follows:

      1.    Section 1.1 (i) is amended in its entirety to read as follows:

      "Employee" means a person who is in the Regular Employment of an Employer. For purposes of this Plan, a citizen of the United States who is transferred from Regular Employment with a domestic Employer to employment with a foreign corporation at least 90% of whose voting stock is owned by, or for the benefit of the stockholders of United Parcel Service of America, Inc., and as to which foreign corporation a domestic Employer Corporation has entered into an agreement pursuant to Section 3121(l) of the Internal Revenue Code of 1986 ("Code"), as amended, shall be deemed an employee of United Parcel Service of America, Inc., during such time as he remains in the Regular Employment of the foreign corporation and the foreign corporation remains covered under such agreement.

      The term "Employee" shall not include an individual employed as a leased employee as that term is defined in Code Section 414(n)(2). Leased employee is defined as any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least 1 year, and such services are performed under the primary direction or control of the recipient.
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      2.    Section 10.5 (a) is amended in its entirety to read as follows:

      (a) With respect to any distribution described in this Plan which constitutes an eligible rollover distribution within the meaning of Code Section 401(a)(31), the distributee thereof shall, in accordance with procedures established by the Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan (a "direct rollover"). For purposes of the foregoing sentence, an "eligible retirement plan" is (1) a qualified trust within the meaning of Code Section 402 which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code Section 408 (other than an endowment contract), or (3) an annuity plan within the meaning of Code Section 403(a), which is specified by the distributee in such form and at such time as the Committee may prescribe. Effective for plan years beginning after December 31, 1999, an "eligible rollover distribution" means any distribution to an employee of all or any portion of the balance to the credit of the employee in a qualified trust; except that such term shall not include: 1) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary, or for a specified period of 10 years or more; 2) any distribution to the extent that such distribution is required under Code Section 401(a)(9); and 3) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV), which is attributable to an employee's elective contributions under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).

      3. Section 19.7 is amended by adding the following:

      (c) This Section 19.7 shall apply to plan years beginning before January 1, 2000.

      4. Sections 6.1, 6.2 and 19.2(i) are amended by the following model language. This model language shall be adopted in its proposed format and shall be incorporated by reference with respect to the Plan's existing language. It is intended that the model language will override the existing Plan language where deemed appropriate and shall be come and integral part of the Plan document as of the effective dates set forth herein.
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MODEL LANGUAGE

      A. Model language for Code Section 415(c)(3) compensation definition.

      For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in Sections 6.1 and 6.1 of the Plan, compensation paid or made available during such limitation years shall include elective amounts that are not includable in the gross income of the employee by reason of Code Section 132(f)(4).

      This amendment shall also apply to the definition of compensation for purposes of Section 19.2(i) of the Plan for plan years beginning on and after January 1, 2001.

      B. Model language for Code Section 414(s) compensation definition that excludes amounts of compensation reduction elected for qualified transportation fringes.

      For plan years beginning on and after January 1, 2001, compensation shall not include elective amounts that are not includable in the gross income of the employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h), or 403(b). This amendment shall apply for purposes of Section 6.2 of the Plan.

      IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon action by its Board of Directors on May 3, 2002 has caused this Amendment No. 25 to the Plan to be adopted.

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ATTEST:                                             UNITED PARCEL SERVICE OF
                                                    AMERICA, INC.

/s/ JOSEPH R. MODEROW                               /s/ MICHAEL L. ESKEW
--------------------------------                    ----------------------------
Joseph R. Moderow                                   Michael L. Eskew
Secretary                                           Chairman
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